UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Information required in proxy statement

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

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PUTNAM ASSET ALLOCATION FUNDS

(for Putnam Dynamic Asset Allocation Balanced Fund

Putnam Dynamic Asset Allocation Growth Fund)

GEORGE PUTNAM BALANCED FUND

PUTNAM GLOBAL HEALTH CARE FUND

PUTNAM LARGE CAP VALUE FUND

PUTNAM SUSTAINABLE LEADERS FUND

PUTNAM ETF TRUST

(for Putnam Focused Large Cap Value ETF)

PUTNAM FUNDS TRUST

(for Putnam Core Equity Fund

Putnam Small Cap Growth Fund

Putnam Ultra Short Duration Income Fund)

PUTNAM INVESTMENT FUNDS

(for Putnam Large Cap Growth Fund)

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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Hello everyone,

Putnam Investments is taking an exciting new step in our mission of helping you achieve your financial goals.

Putnam is slated to become part of Franklin Templeton gaining new resources to serve you and all of us as shareholders.

Our fund strategies and portfolio teams will stay the same upon the closing of this transaction.

Today we need your support to proceed.

Here is how you can help: Complete and mail in your proxy card, call our dedicated phone line,  click on proxyvote.com and input the control number on your card.

It will take less than a minute, and it will open a bright future for our partnership together.

From all of us at Putnam, thank you for being a shareholder and for your continuing trust in what we do.